UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Harvard Bioscience, Inc.

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HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

April 12, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Annual Meeting”) to be held on Thursday, May 23, 2013 at 11:00 a.m. Boston time at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110. At the meeting, we will be voting on the matters described in this Proxy Statement.

We are using the Internet as our primary means of furnishing the proxy materials to our shareholders. This process expedites the delivery of proxy materials, materials remain easily accessible to shareholders, and shareholders receive clear instructions for receiving materials and voting.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about April 12, 2013. The Proxy Statement and 2012 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2012, are available at www.proxyvote.com .

The Notice of Internet Availability of Proxy Materials contains instructions for our shareholders’ use of this process, including how to access our Proxy Statement and 2012 Annual Report and how to vote, including online or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and 2012 Annual Report, if you received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.

If you are unable to attend the meeting, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any shareholder who attends the meeting may vote in person, even if he or she has voted through the Internet, by telephone or by mail.

The Board of Directors has fixed the close of business on March 28, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. INSTRUCTIONS REGARDING THE METHODS OF VOTING ARE CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Sincerely,

Chane Graziano

Chairman and Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 23, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Company”) will be held on Thursday, May 23, 2013, at 11:00 a.m. Boston time at the offices of Burns & Levinson LLP, 125 Summer Street , Boston, Massachusetts 02110 for the following purposes:

1.	The election of two Class I Directors, nominated by the Board of Directors, for three-year terms, such terms to continue until the annual meeting of stockholders in 2016 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	The amendment of the Employee Stock Purchase Plan to increase the number of authorized shares available for issuance by 250,000 shares of common stock;

4.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

The Board of Directors of Harvard Bioscience, Inc. recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of Harvard Bioscience, Inc., “FOR” the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to amend the Employee Stock Purchase Plan and “FOR” the proposal to approve, by a non-binding advisory vote, of the compensation of our named executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 23, 2013: The Proxy Statement and 2012 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2012, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By Order of the Board of Directors,

Chane Graziano

Secretary, Chairman and Chief Executive Officer

Holliston, Massachusetts

April 12, 2013

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Harvard Bioscience, Inc.

Notice of 2013 Annual Meeting of Stockholders,

Proxy Statement and Other Information

Contents

Page
Proxy Statement	1
Proposal 1: Election of Directors	3
Information Regarding Directors	4
Information Regarding the Board of Directors and its Committees	7
Code of Business Conduct and Ethics	10
Report of the Audit Committee	11
Director Compensation	12
Compensation Discussion and Analysis	13
Executive And Director Compensation Process	17
Report of the Compensation Committee	17
Compensation Committee Interlocks and Insider Participation	17
Summary Compensation Table	18
Grants of Plan-Based Awards-2012	20
Outstanding Equity Awards at Fiscal Year-End-2012	22
Option Exercises And Restricted Stock Units Vested-2012	23
Potential Payments Upon Termination or Change-in-Control	23
Security Ownership of Certain Beneficial Owners and Management	28
Equity Compensation Plan Information	30
Transactions With Related Persons	30
Section 16(a) Beneficial Ownership Reporting Compliance	30
Expenses of Solicitation	31
Submission of Stockholder Proposals for the 2014 Annual Meeting	31
Submission of Securityholder Recommendations for Director Candidates	31
Stockholder Communications with the Board of Directors	32
Independent Registered Public Accounting Firm	32
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	33
Proposal 3: Amend the Employee Stock Purchase Plan to increase the number of authorized shares available for issuance by 250,000 shares of common stock	33
Proposal 4: Approval, by a non-binding advisory vote, of the compensation of Harvard Bioscience’s named executive officers	36
Multiple Stockholders Sharing the Same Address	37
Other Matters	37
Exhibit A: Harvard Bioscience, Inc. Employee Stock Purchase Plan	A-1

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, May 23, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvard Bioscience, Inc. (the “Company” or “we”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 23, 2013 at 11:00 a.m. Boston time at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110, and any adjournments or postponements thereof. You may obtain directions to the Annual Meeting at www.proxyvote.com. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.	Election of two Class I Directors, nominated by the Board of Directors, for three-year terms, such terms to continue until the annual meeting of stockholders in 2016 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	The amendment of the Employee Stock Purchase Plan to increase the number of authorized shares available for issuance by 250,000 shares of common stock;

4.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Under rules and regulations that the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are now furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders of the Company on or about April 12, 2013, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 28, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 30,029,083 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 212 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Consistent with applicable law, we intend to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Applicable rules no longer permit brokers to vote in the election of Directors if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

With respect to the election of two Class I Directors in Proposal 1, such Directors are elected by a plurality of the votes cast if a quorum is present. Votes may be cast for or withheld from each Director. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as Directors.

Approval of Proposal Nos. 2, 3 and 4, regarding the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, amendment of our Employment Stock Purchase Plan and advisory vote on the compensation of our named executive officers respectively, requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes, and no impact on the proposal for approval of each other matter expected to be voted on at the Annual Meeting.

The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card or if you hold your shares through a brokerage firm, bank or other financial institution, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.

Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting. Any record holder as of the Record Date may attend the Annual Meeting in person and may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting in person at the Annual Meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Our Board of Directors recommends an affirmative vote on all proposals specified in the notice for the Annual Meeting. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in favor of the Board of Directors’ recommendations.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 23, 2013: The Proxy Statement and 2012 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2012, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes of Directors, with two Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by our stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring.

At the Annual Meeting, two Class I Directors, nominated by the Board of Directors, will stand for re-election to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

At the recommendation of the Governance Committee, the Board of Directors has nominated Robert Dishman and Neal J. Harte for election as the Class I Directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of Mr. Robert Dishman and Mr. Neal J. Harte. The nominees have agreed to stand for re-election and, if re-elected, to serve as Directors. However, if any person nominated by the Board of Directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of each nominee as a Class I Director of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS: ROBERT DISHMAN AND NEAL J. HARTE. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS

Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished to the Company by each Director. The biographical description below for each Director includes his age, all positions he holds with Harvard Bioscience, his principal occupation and business experience over the past five years, and the names of other publicly-held companies for which he currently serves as a director or has served as a Director during the past five years. The biographical description below for each Director also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Harvard Bioscience. In addition to such specific information, we also believe that all of our Directors have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to Harvard Bioscience and our Board.

The Board of Directors has determined that all of the Director nominees and incumbent Directors listed below are “independent” as such term is currently defined by applicable NASDAQ rules, except for Messrs. Graziano and Green who are also executive officers of the Company. In making its independence determination of Mr. Kennedy, the Board of Directors considered the fact that Mr. Graziano serves as a director of Nova Ventures Corporation, which formerly employed Mr. Kennedy as its President and Chief Financial Officer until his retirement in October 2008.

The positions of Chairman of the Board and Chief Executive Officer are currently occupied by one individual, Chane Graziano. Our Board of Directors believes that this leadership structure has served our Company well in the past and continues to serve it well at present, as Mr. Graziano’s nearly five decades of experience in the laboratory products and analytical instruments industry, his knowledge and understanding of the Company and his significant ownership interest in Harvard Bioscience uniquely qualify him to serve as both Chairman and Chief Executive Officer. In his combined role, Mr. Graziano sets the strategic direction for our Company and provides day-to-day leadership. He also sets the agenda for Board meetings with input from the Lead Director and presides over all meetings of the full Board. This promotes unified leadership and direction for the Board and management.

Since the Chairman and Chief Executive Officer positions are currently occupied by Mr. Graziano, our Board appointed Earl R. Lewis, an independent Director, to serve in the role of Lead Director. As Lead Director, Mr. Lewis presides at all meetings of our Board of Directors at which the Chairman is not present, and he chairs the executive sessions of independent Directors, who regularly meet in executive sessions at which only independent Directors are present. Mr. Lewis also provides input to the Chief Executive Officer and may make suggestions regarding meeting agendas and bear such further responsibilities as our Board may designate from time to time. Mr. Lewis, from time to time, provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent Directors outside of meetings of the Board of Directors.

The following information is current as of February 28, 2013, based on information furnished to the Company by each Director:

Directors of Harvard Bioscience, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors—Term expires 2013; Nominated to Serve a Term Expiring 2016
Robert Dishman* (2)(3)	68	Director	2000
Neal J. Harte* (1)(3)	69	Director	2004

Class II Directors—Term expires 2014
David Green	48	President and Director	1996
John F. Kennedy (1)(2)	64	Director	2000

Class III Directors—Term expires 2015
Chane Graziano	74	Chairman, Chief Executive Officer and Director	1996
Earl R. Lewis (2)(3)	69	Director	2000
George Uveges (1)	65	Director	2006

*	Nominees for election.
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance Committee

Nominees for Election as Class I Directors—Nominated to Serve a Term Expiring in 2016

Robert Dishman has served as a Director of the Company since October 2000 and currently serves as Chairman of the Compensation Committee and is a member of the Governance Committee. To date, Dr. Dishman has founded or been key in the start-up and development of seven different businesses in the field of biological research, development and manufacture. Of these, three achieved successful IPOs, three were profitably sold and the most recent is still private. Most recently, he has served as a founder and Manager of BioFlash Partners LLC, recently sold to Repligen Corporation, and CEO and Chairman of Tarpon Biosystems Inc., which is a private company focused on new products designed to significantly reduce the cost of manufacturing biopharmaceuticals. Dr. Dishman has also served as the Chief Executive Officer and President of Molecular Recognition, Inc., a private investment company, since 2002. From 2000 to 2002, Dr. Dishman had served as a Founder, Chief Executive Officer and Director of Serenex, Inc., an integrated oncology-focused drug discovery and development company, since sold to Pfizer Inc. From 1994 to 2000, Dr. Dishman served in various executive positions with Dyax Corp (formerly Biotage, Inc.), a biological research and drug discovery company, through a successful IPO, including Executive Vice President and Director of Dyax Corp and President of Dyax Separations Division, a manufacturer and distributor of chemical separations products. Prior to this, Dr. Dishman was EVP and COO of Sepracor and held senior management positions at Millipore, Waters and GE Ionics. Dr. Dishman currently serves as a Board member of BioSystems Development, Inc. and Tarpon Biosystems, Inc. Dr. Dishman holds a Ph.D. in Analytical Chemistry from the University of Massachusetts Amherst. We believe Dr. Dishman’s qualifications to sit on our Board of Directors include his executive experience, his expertise in the biotechnology industry, and the knowledge and understanding of our Company that he has acquired over twelve years of service on our Board.

Neal J. Harte has served as a Director of the Company since February 2004 and is a member of the Audit Committee and the Governance Committee. Since 2003, Mr. Harte has served as the President of the TACS Group, a consulting firm. From 2002 to 2003, Mr. Harte served as the Executive Vice President and Vice Chairman of Caturano & Company. From 1974 to 2002, Mr. Harte served as the President of Harte, Carucci & Driscoll, P.C., a CPA firm. Mr. Harte serves on the Board of Trustees of Winchester Savings Bank. Mr. Harte is a member of the American Institute of Certified Public Accountants and served as a Council at Large. Mr. Harte served as President of the Massachusetts Society of Certified Public Accountants in 1991. Mr. Harte holds a B.S.

degree in accounting from Boston College and holds a M.S. in taxation from Bentley College. We believe Mr. Harte’s qualifications to sit on our Board of Directors include his years of experience providing consulting services and his nearly four decades of accounting and financial management expertise.

Incumbent Class II Directors—Term expires 2014

David Green has served as our President and a member of the Board of Directors of the Company since March 1996. Prior to joining the Company, Mr. Green was a strategy consultant with Monitor Company, a strategy consulting company, in Cambridge, Massachusetts and Johannesburg, South Africa from June 1991 until September 1995 and a brand manager for household products with Unilever PLC, a packaged consumer goods company, in London from September 1985 to February 1989. Mr. Green currently is on the advisory board of the Harvard Business School Healthcare Initiative and on the Executive Advisory Board of The University of Massachusetts Lowell Nanomanufacturing Center. Mr. Green graduated from Oxford University with a B.A. Honors degree in physics and holds a M.B.A. degree with distinction from Harvard Business School. We believe Mr. Green’s qualifications to sit on our Board of Directors include his years of experience providing strategic consulting services and his executive leadership experience and knowledge and understanding of our Company from serving as our President.

John F. Kennedy has served as a Director of the Company since October 2000 and is a member of the Audit Committee and the Compensation Committee. From June 2006 until his retirement in October 2008, Mr. Kennedy served as President and Chief Financial Officer of Nova Ventures Corporation, the management company providing executive management services to the operating companies of Nova Holdings LLC, Nova Analytics Corporation and Nova Technologies Corporation. From July 2002 to June 2006, Mr. Kennedy served as the President and Chief Financial Officer of Nova Analytics Corporation, a worldwide supplier and integrator of analytical instruments. From August 1999 to April 2002, Mr. Kennedy served as the Senior Vice President, Finance, Chief Financial Officer and Treasurer of RSA Security Inc., an e-business security company. Prior to joining RSA Security, Mr. Kennedy was Chief Financial Officer of Decalog, NV, a developer of enterprise investment management software, from 1998 to 1999. From 1993 to 1998, Mr. Kennedy served as Vice President of Finance, Chief Financial Officer and Treasurer of Natural MicroSystems Corporation, a telecommunications company. Mr. Kennedy, a former CPA, also practiced as a public accountant at KPMG for 6 years. Mr. Kennedy serves on the Board of Directors of Datacom Systems, Inc. Mr. Kennedy holds an M.S.B.A. in Accounting from the University of Massachusetts Amherst. We believe Mr. Kennedy’s qualifications to sit on our Board of Directors include his executive leadership experience, his significant operating, accounting and financial management expertise and the knowledge and understanding of our Company that he has acquired over twelve years of service on our Board.

Incumbent Class III Directors—Term Expires 2015

Chane Graziano has served as our Chief Executive Officer and Chairman of the Board of Directors of the Company since March 1996. Prior to joining the Company, Mr. Graziano served as the President of Analytical Technology Inc., an analytical electrochemistry instruments company, from 1993 to 1996, and as the President and Chief Executive Officer of its predecessor, Analytical Technology Inc.-Orion, an electrochemistry instruments and laboratory products company, from 1990 until 1993. Mr. Graziano served as the President of Waters Corporation, an analytical instrument manufacturer, from 1985 until 1989. Mr. Graziano has over 47 years experience in the laboratory products and analytical instruments industry. Mr. Graziano serves on the Board of Directors of Nova Holdings LLC and certain of its subsidiaries, including Nova Ventures Corporation, and Advion BioSciences, Inc. We believe Mr. Graziano’s qualifications to sit on our Board of Directors include his experience in the laboratory products and analytical instruments industry and his executive leadership experience and knowledge and understanding of our Company from serving as our Chairman and Chief Executive Officer.

Earl R. Lewis has served as a Director of the Company since October 2000 and Lead Director since November 2008. Mr. Lewis currently serves as Chairman of the Governance Committee and is a member of the Compensation Committee. Mr. Lewis has served as the Chairman, Chief Executive Officer and President of

FLIR Systems, Inc., a designer, manufacturer and marketer of thermal imaging and infrared camera systems, since November 2000. Mr. Lewis previously served in various capacities with Thermo Instrument Systems, Inc. (now merged into Thermo Fisher Corporation, a developer, manufacturer and marketer of measuring and controlling devices) beginning in 1986 and was named President in 1997 and Chief Executive Officer in 1998. Thermo Fisher Corporation develops, manufactures and markets measuring and controlling devices. Mr. Lewis formerly was Chairman of Thermo BioAnalysis Corporation, Thermo Vision Corporation, Thermo Optek Corporation, ThermoQuest Corporation, each of which is a developer of laboratory analytical instruments, and ONIX Systems, Inc., a developer of measuring and controlling devices. Mr. Lewis currently serves on the Board of Directors of NxStage Medical Inc. and Flir Systems, Inc. Mr. Lewis also serves on the Board of Trustees of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group. We believe Mr. Lewis’s qualifications to sit on our Board of Directors include his experience in the laboratory products and analytical instruments industry, his executive leadership experience from serving as Chairman, Chief Executive Officer and President of FLIR Systems, Inc. and his knowledge and understanding of our Company that he has acquired over twelve years of service on our Board.

George Uveges has served as a Director of the Company since March 2006 and is Chairman of the Audit Committee. Mr. Uveges is the founder and principal of the Tallwood Group, an angel-investing firm that provides financial and management advisory services in addition to investment capital. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development stage biotechnology company that was listed on the Alternative Investment Market of the London Stock Exchange during that period. He was also a Director of that company from 2001 to 2005. Mr. Uveges was, from 2000 to 2001, the Chief Operating Officer of BioSource International, Inc., a publicly held company engaged in developing a broad-based offering of life science tools. Mr. Uveges also practiced as a public accountant at Ernst & Young for thirteen years. Mr. Uveges served as a Director from 2005 to 2011 and Chairman of the Board of Directors of Microfluidics International Corporation from 2010 to 2011. Mr. Uveges, a CPA, is a member of the American Institute of Certified Public Accountants, Financial Executives International and the National Association of Corporate Directors. Mr. Uveges holds a B.B.A. from Cleveland State University and an M.B.A. from Baldwin Wallace College. We believe Mr. Uveges’ qualifications to sit on our Board of Directors include his operating, accounting and financial management expertise and approximately seventeen years of experience in the life science industry in a variety of senior executive positions.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2012, our Board of Directors held ten meetings. Each of the Directors attended at least 90% of the total number of meetings of the Board of Directors and of the committees of which he was a member. The Board of Directors encourages Directors to attend in person the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the Board of Directors typically schedules a regular meeting of the Board of Directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders. All of the Directors in office at the time attended, in person or by telephone, the 2012 Annual Meeting of Stockholders held on May 24, 2012.

The non-employee Directors meet regularly in executive sessions outside the presence of management. The Board of Directors appointed Mr. Lewis as the Lead Director in November 2008 to, among other things, provide feedback to the Chief Executive Officer on executive sessions and facilitate discussion among the independent directors outside of meetings of the Board of Directors.

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Governance Committee (the “Governance Committee”).

Audit Committee

The Audit Committee currently consists of Messrs. Harte, Kennedy and Uveges. Mr. Uveges serves as the Chairman. The Audit Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Audit Committee met nine times during 2012.

Under its charter, the Audit Committee is responsible for:

•	reviewing with the independent registered public accounting firm and management the adequacy and effectiveness of internal controls over financial reporting;

•

reviewing and consulting with management and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied;

•	appointing, retaining and evaluating the Company’s independent auditors; and

•	the compensation, retention and oversight of the Company’s independent auditors and the evaluation of the independent auditors’ qualifications, performance and independence.

The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board and the Audit Committee discuss matters relating to risks that arise or may arise.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Board of Directors and the Audit Committee adopted an Amended and Restated Code of Business Conduct and Ethics on March 9, 2013, a current copy of which is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com.

The Board of Directors has determined that Messrs. Harte, Kennedy and Uveges are “independent” as such term is currently defined by NASDAQ rules, meet the criteria for independence set forth under the rules of the Securities and Exchange Commission, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Messrs. Harte, Kennedy and Uveges qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The Audit Committee Charter is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the Company website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Compensation Committee

The Compensation Committee currently consists of Dr. Dishman, and Messrs. Kennedy and Lewis. Dr. Dishman serves as the Chairman. The Compensation Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Compensation Committee met three times during 2012.

The Compensation Committee adopted the Third Amended and Restated Compensation Committee Charter on March 9, 2013. The Compensation Committee determines and oversees the execution of our compensation philosophy and oversees the administration of our executive compensation programs. Its responsibilities also include overseeing Harvard Bioscience’s compensation and benefit plans and policies, retaining or terminating committee advisors, independence evaluation of compensation advisors, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the Chairman and CEO and the other executive officers named in the 2012 Summary Compensation Table. See “Executive Compensation—Compensation Discussion and Analysis” later in this Proxy Statement for information concerning the Compensation Committee’s role, processes and activities in overseeing executive compensation.

The Board of Directors has determined that Dr. Dishman, and Messrs. Kennedy and Lewis are “independent” as such term is currently defined by NASDAQ rules.

The Compensation Committee Charter is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Governance Committee

The current members of the Governance Committee are Dr. Dishman, and Messrs. Harte and Lewis. Mr. Lewis is the Chairman. The Governance Committee is comprised entirely of independent directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Governance Committee met one time during 2012.

Under the terms of its charter, the Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria recommended by the Governance Committee and approved by the Board of Directors, and recommending that the Board of Directors select the director nominees for election at each annual meeting of stockholders. Its responsibilities also include recommending to the Board of Directors the criteria for membership on Board Committees. The Governance Committee is also responsible for assisting the Board of Directors with such corporate governance matters as the Board of Directors may request.

In identifying and evaluating nominees for the Board of Directors, the Governance Committee may solicit recommendations from any or all of the following sources: non-management Directors, the Chairman and Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In addition, the Governance Committee has established a policy that it will review and consider any Director candidates who have been recommended by securityholders in compliance with certain procedures established by the Governance Committee. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholder Recommendations for Director Candidates” included in this Proxy Statement. The Governance Committee will review and evaluate the qualifications of any such proposed Director candidate and conduct inquiries it deems appropriate.

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by securityholders in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the Governance Committee will recommend that the Board select persons for nomination to help ensure that a majority of the Board shall be “independent” in accordance with NASDAQ rules and each of its Audit, Compensation and Governance Committees shall be comprised entirely of independent directors; provided, however, in accordance with NASDAQ rules, under exceptional and limited circumstances, if a committee has at least three members, the Board may appoint one individual to such committee who does not satisfy the independence standards. Although there is no specific policy regarding the consideration of diversity in identifying director nominees, the Governance Committee may consider whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance Committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates.

The Board of Directors has determined that Dr. Dishman, and Messrs. Harte and Lewis are “independent” as such term is currently defined by NASDAQ rules.

The Governance Committee Charter is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

The Board’s Role in Risk Oversight

Risks to the Company are discussed by the Board of Directors during the year. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its Committees, oversees risk management. The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board of Directors and the Audit Committee review and discuss, including with management, risks that arise or may arise. For example, the Audit Committee discusses financial risk, including with respect to financial reporting and internal controls, with management and our independent registered public accounting firm and the steps management has taken to minimize those risks. Our Board of Directors also administers its risk oversight function through the required approval by the Board (or a Committee of the Board) of significant transactions and other material decisions.

Risk Considerations in our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted an Amended and Restated Code of Business Conduct and Ethics on March 9, 2013, which applies to all Directors, officers and employees of the Company and its subsidiaries including the Chairman and Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, and the Vice President of Finance. The Amended and Restated Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. We intend to post any amendments to or waivers from this Amended and Restated Code of Business Conduct and Ethics at this location on its website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered a part of, this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2012 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2012.

2.	The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed with them by applicable requirements of the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

George Uveges, Chairman

John F. Kennedy

Neal J. Harte

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Board of Directors and the Compensation Committee consider the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Directors who are also employees of the Company receive no additional compensation for service as a Director.

Each non-employee Director is entitled to receive a non-qualified stock option to purchase 30,000 shares of our Common Stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board of Directors. Each non-employee Director receives an annual retainer of $35,000 paid in four equal quarterly installments. The Lead Director is entitled to receive an additional annual retainer of $35,000 paid in four equal quarterly installments. Each non-employee director is also entitled to receive an equity award having an aggregate Black-Scholes cash value of $60,000, rounded to the nearest 100 shares, vesting annually in equal installments over three years and granted on the fifth business day following our Annual Meeting of Stockholders, with such award evidenced by a grant of a non-qualified common stock option covering half of the value of the award and deferred stock awards of restricted stock units covering the remaining half. In addition, non-employee directors are reimbursed for their expenses incurred in connection with attending Board and Committee meetings.

Each non-employee director member of the Audit Committee is entitled to receive an additional annual retainer of $9,000, each non-employee director member of the Compensation Committee is entitled to receive an additional annual retainer of $6,000 and each non-employee member of the Governance Committee is entitled to receive an additional annual retainer of $4,000. The Committee Chairman of the Audit Committee is entitled to receive an additional annual retainer of $18,000, the Committee Chairman of the Compensation Committee is entitled to receive an additional annual retainer of $12,000 and the Committee Chairman of the Governance Committee is entitled to receive an additional annual retainer of $4,000. Retainers are paid in four equal quarterly installments.

Non-employee Directors continue to be reimbursed for their expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table presents the compensation provided by us to the non-employee Directors who served during the fiscal year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Restricted Stock Units	Total
Robert Dishman	$57,000	$29,365	29,999	$116,364
Neal J. Harte	48,000	29,365	29,999	107,364
John F. Kennedy	50,000	29,365	29,999	109,364
Earl R. Lewis	84,000	29,365	29,999	143,364
George Uveges	$62,000	$29,365	29,999	$121,364

(1)	Chane Graziano, the Company’s Chairman of the Board and Chief Executive Officer and David Green, the Company’s President are not included in this table as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation received by Messrs. Graziano and Green as employees of the Company is shown in the Summary Compensation Table later in the proxy statement.

(2)	Based on the aggregate grant date fair value computed awards in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation” excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation philosophy is designed to support our key objective of creating value for our stockholders by growing our revenues, growing our U.S. GAAP and non-GAAP adjusted earnings per diluted share, increasing our total market capitalization and growing our share price. Our Compensation Committee is responsible for establishing and approving the compensation for all executive officers of the Company and our Chairman.

This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chairman and Chief Executive Officer, our Chief Financial Officer, and our other two most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers or, in this “Compensation Discussion and Analysis” section, our executives. Our named executive officers are as follows: Chane Graziano, Chairman and Chief Executive Officer; Thomas McNaughton, Chief Financial Officer and Treasurer; David Green, President; and Susan M. Luscinski, Chief Operating Officer.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain high performing and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	foster a shared commitment among executives by coordinating their goals; and

•	motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives.

Compensation Elements

The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs.

Consultant, Peer Group Information and Benchmarking

In the past the Compensation Committee has engaged Radford, an Aon Consulting company, to provide analysis and recommendations pertaining to our compensation philosophy, peer group comparisons and competitiveness of salary, bonus and long-term incentive compensation. As part of this engagement Radford prepared and presented a report to the Compensation Committee in October 2011 summarizing the competitive data and comparisons of our named executive officers to the comparable competitive market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical/biotech industry). The peer companies utilized in the report included Abaxis, Inc., Accelrys, Inc., Accuray, Inc., Affymetrix, Inc., AngioDynamics, Inc., Caliper Lifesciences, Inc., Cambrex Corporation, Cytori Therapeutics, Inc., Cynosure, Inc., Enzo Biochem, Inc., Fluidigm Corporation, Iris International, Inc., Luminex Corporation, Natus Medical, Inc., Orasure Technologies, Inc., Osiris Therapeutics, Inc., Sequenom, Inc., SonoSite, Inc., Spectranetics Corporation, Stereotaxis, Inc. and Quidel Corporation. The information included in this report has been used by the Compensation Committee in its analysis of executive compensation decisions made subsequent to receiving the report.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of each of our executives and each executive’s performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

It is our goal to maintain a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities. For 2012 we did not increase the base salaries for the following named executive officers: Mr. Graziano whose base salary remained $602,000 per year, Mr. Green whose base salary remained $504,700 per year, and Mr. McNaughton whose base salary remained $309,000 per year. Ms. Luscinski’s base salary was increased by 3% from $309,000 to $318,270. The Compensation Committee approved the above-mentioned annual base salaries based on the factors discussed above as well as our goal of maintaining a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities.

Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his or her initial employment or promotion and our subsequent adjustments to these amounts, to reflect market increases, our growth, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The base salaries of our executives are based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon our Company meeting certain growth targets, which are measured by exceeding non-GAAP earnings per diluted share growth targets. The primary objective of our annual cash incentive bonuses is to motivate and reward our named executive officers for meeting our short-term objectives.

We have structured our annual cash incentive bonuses in a manner so that they may represent a meaningful portion of our executives’ currently paid out cash compensation. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at peer group companies and our historical practices.

The Compensation Committee of our Board has the discretion to provide such bonuses for a given fiscal year based on the performance of our executives with respect to the established growth targets for such period. In exercising this discretion, the Compensation Committee has the authority to set desired goals and targets for the executive officer. Pursuant to its discretionary authority, the Compensation Committee also considers other performance goals, current economic conditions and exceptional and/or inadequate performances by each executive officer when evaluating whether and to what extent to award bonuses. In 2012, the Compensation Committee of our Board considered certain objectives and targets with respect to the annual cash incentive bonuses for the executive officers, including meeting or exceeding 2012 revenue and non-GAAP adjusted diluted earnings per share guidance, completion of an acquisition, identifying additional acquisition targets, achievement of certain regenerative medicine business plans, and broadening our exposure to micro-cap investors. In 2012, the Compensation Committee of our Board did not award bonuses to our named executive officers because the revenue and earnings targets were not achieved.

Employment Agreements

We have entered into employment agreements with Messrs. Graziano, McNaughton, Green and Ms. Luscinski. The agreements require us to provide certain payments and benefits to these executives in the event of a termination of the executive’s employment by us without cause, by the executive for good reason or upon death or disability. In return, each executive covenants not to compete or solicit our employees for one year following the termination of employment. We believe that negotiation of the severance level in advance makes it less problematic for our Board of Directors to terminate executives for performance reasons without the need for protracted negotiation over severance.

The employment agreements with our named executive officers also provide change-in-control benefits. For example, in the event we were to undergo a change-in-control followed within 18 months by the termination of an executive’s employment by the executive for good reason or by the Company without cause, our employment agreements provide for full vesting of all equity awards granted to our executives upon the change-in-control. We believe that it is fair to provide for accelerated vesting because equity grants generally provide a high proportion of the total compensation of our executive officers. Very often, senior management lose their jobs in connection with a change-in-control. By agreeing up front to protect our executive officers from losing their equity in the event of a change-in-control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change-in-control. This protection also aligns the interests of our executive officers with that of our shareholders.

See “Potential Payments Upon Termination or Change-in-Control” for a summary of the employment agreements.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock option awards and/or deferred stock awards of restricted stock units (“RSU”) to executives as part of our total compensation package. We place a significant emphasis on performance-based incentive compensation. These awards generally represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. During 2012, the Compensation Committee of the Board of Directors, taking into consideration the recommendations provided by Radford, approved the grant of stock option awards and RSU’s for our executives. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of our peer group companies and take into account additional factors such as level of individual responsibility, experience and performance.

The stock option awards and RSU’s issued in 2012 vest in four equal installments starting January 1, 2013, subject to continued employment with the Company.

An RSU is a grant representing the right to receive a share of Common Stock upon vesting of the RSU and satisfaction of other conditions but for which no share of Common Stock is issued until the RSU vests and any other applicable conditions are satisfied. A holder of an RSU does not have any rights of a stockholder until the RSU vests and is converted to Common Stock. The fair value of RSUs are based on the market price of our stock on the date of grant. Unvested RSUs are forfeited in the event of termination of employment or engagement with the Company.

Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned based on continued service to us and generally vest over four years, with one-fourth vesting on the first day of January following the grant date, then pro-rata vesting annually thereafter.

The exercise price of each stock option award granted under our Third Amended and Restated 2000 Stock Option and Incentive Plan (“2000 Plan”) is based on the fair market value of our Common Stock on the grant date. The fair market value of our Common Stock is defined as the closing market price of a share of our Common Stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our Common Stock on the grant date.

Stock option awards and RSU awards are made pursuant to our 2000 Plan. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock option awards and RSUs.

Annual stock option grants and RSU’s to employees and named executive officers are generally made on the fifth business day following each annual meeting of stockholders. Stock options granted to employees hired or promoted during a month are generally granted on the first business day of the following month. If NASDAQ is closed on the appropriate business day as described above, then the grants will instead be made on the next day that NASDAQ is open for trading. The Compensation Committee retains the discretion to grant options at such other times as it may deem appropriate.

In 2012, we granted stock option awards and RSU’s to our named executive officers as follows:

	Stock Option Awards (#)	Restricted Stock Units (#)
Chane Graziano	201,153	105,042
Thomas McNaughton	79,037	41,273
David Green	169,929	88,737
Susan M. Luscinski	79,037	41,273

	529,156	276,325

In 2011, the Compensation Committee performed an extensive review and analysis of our overall executive compensation program which also included the review of our long-term incentive compensation. To assist in this analysis, the Compensation Committee had engaged Radford who performed an analysis by identifying and benchmarking comparable positions and responsibilities in a selected peer group of companies. The amount of these grants was determined by the Compensation Committee taking into consideration the recommendation and analysis provided by Radford.

Broad-Based Benefits Programs

All full-time employees in the United States, including our named executive officers, may participate in our Employee Stock Purchase Plan and in our health and welfare benefit programs, including medical coverage, dental coverage, disability insurance, life insurance and our 401(k) plan. We offer similar plans in foreign countries.

Consideration of 2012 Stockholder Advisory Vote on Executive Compensation

The Compensation Committee has noted the results of the advisory stockholder vote obtained at our Annual Meeting of Stockholders on May 24, 2012, with approximately 75% of the votes cast at the annual meeting voting in favor of the Company’s executive compensation. Accordingly, the results of the stockholder advisory vote have not caused the Compensation Committee to recommend any changes to our compensation practices.

EXECUTIVE AND DIRECTOR COMPENSATION PROCESS

Our Compensation Committee has the authority to determine all compensation payable to our executive officers. Our Chairman and Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of all executive officers, excluding his own, but our Compensation Committee is ultimately responsible for approving this compensation.

Generally, our Chairman and Chief Executive Officer recommends the terms of an annual corporate bonus plan to our Compensation Committee. Our Compensation Committee then, after considering the recommendations made by our Chairman and Chief Executive Officer, determines the terms and amount of compensation to pay to each of our executive officers, including our Chief Executive Officer, and the terms of any corporate bonus plan. In 2012, the Compensation Committee of our Board did not award bonuses to our named executive officers since the company’s 2012 earnings target was not achieved.

Our Board of Directors has the authority to approve all compensation payable to our Directors, although our Compensation Committee is responsible for making recommendations to our Board regarding their compensation. Additionally, our Chairman and Chief Executive Officer may also make recommendations or assist our Compensation Committee in making recommendations regarding director compensation. Our Board of Directors and Compensation Committee annually review our Director compensation to ensure that the director compensation package remains competitive such that we are able to recruit and retain qualified directors.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Harvard Bioscience, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee:

Robert Dishman, Chairman

John F. Kennedy

Earl R. Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2012 fiscal year, the Compensation Committee consisted of Dr. Dishman, and Messrs. Kennedy and Lewis. None of these Directors has served as an officer or employee of the Company or any of its subsidiaries. During the 2012 fiscal year, to the knowledge of the Company, none of its executive officers:

•	served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee;

•	served as directors of another entity, one of whose executive officers served on the Compensation Committee; or

•	served as members of the compensation committee of another entity, one of whose executive officers served as one of the Company’s directors.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for services rendered in all capacities, by our Chairman and Chief Executive Officer, our Chief Financial Officer and the two other most highly compensated executive officers during the fiscal years ended December 31, 2012, 2011and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Restricted Stock Units ($) (3)	All Other Compensation ($)		Total ($)
Chane Graziano	2012	$602,000	$—	$366,883	$375,000	$33,629	(4)	$1,377,512
Chairman and Chief Executive Officer	2011	602,000	—	315,996	303,150	37,961	(5)	1,259,107
	2010	584,500	220,000	—	482,296	37,768	(6)	1,324,564

Thomas McNaughton	2012	309,000	—	144,156	147,345	12,500	(7)	613,001
Chief Financial Officer and Treasurer	2011	309,000	—	146,975	141,000	13,997	(7)	610,972
	2010	275,000	100,000	—	241,148	7,637	(7)	623,785

David Green	2012	504,700	—	309,934	316,791	23,456	(8)	1,154,881
President	2011	504,700	—	315,996	303,150	25,306	(9)	1,149,152
	2010	490,000	250,000	—	482,296	25,269	(10)	1,247,565

Susan M. Luscinski	2012	318,270	—	144,156	147,345	12,500	(11)	622,271
Chief Operating Officer	2011	309,000	—	110,231	105,750	15,153	(11)	540,134
	2010	$300,000	$50,000	$—	$241,148	$12,850	(11)	$603,998

(1)	There were no bonuses granted to the named executive officers in 2012 and 2011. For 2010, the amounts reflect the annual cash incentive bonus granted to the named executive officers pursuant to the authority of the Compensation Committee. There was no formal corporate bonus plan adopted in 2012, 2011 or 2010.
(2)	Based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation”, excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are set forth in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.
(3)	The fair value of the RSU’s are based on the closing market price of the Company’s stock on the date of the grant multiplied by the total number of the RSU’s granted to each of the named executive officers of the Company.
(4)	Includes $10,162 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $12,847 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account and $10,620 representing life insurance purchased for Mr. Graziano’s benefit
(5)	Includes $10,670 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $16,671 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account and $10,620 representing life insurance purchased for Mr. Graziano’s benefit
(6)	Includes $9,636 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $17,512 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account and $10,620 representing life insurance purchased for Mr. Graziano’s benefit.
(7)	Amount represents matching contributions made by the Company to Mr. McNaughton’s tax-qualified 401(k) Savings Plan account.
(8)	Includes $10,101 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $12,815 in matching contributions made by the Company to Mr. Green’s tax-qualified 401(k) Savings Plan account and $540 representing life insurance purchased for Mr. Green’s benefit.

(9)	Includes $9,310 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $15,456 in matching contributions made by the Company to Mr. Green’s tax-qualified 401(k) Savings Plan account and $540 representing life insurance purchased for Mr. Green’s benefit.
(10)	Includes $9,405 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $15,324 in matching contributions made by the Company to Mr. Green’s tax qualified 401(k) Savings Plan account and $540 representing life insurance purchased for Mr. Green’s benefit.
(11)	Amount represents matching contributions made by the Company to Ms. Luscinski’s tax-qualified 401(k) Savings Plan account.

GRANTS OF PLAN-BASED AWARDS—2012

The following table sets forth certain information concerning the individual grant of stock option awards and RSU’s to the named executive officers who received such grants during the fiscal year ended December 31, 2012. The stock option awards and RSU’s identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End—2012 included within the proxy statement.

Name	Grant Date	Number of Securities Underlying Restricted Stock Units (#) (1)	Exercise or Base Price of Restricted Stock Units ($)	Grant Date Fair Value of Restricted Stock Units ($) (2)	Number of Securities Underlying Option Awards (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($) (4)
Chane Graziano	6/1/2012	105,042	$—	$375,000	201,153	$3.57	$366,883
Thomas McNaughton	6/1/2012	41,273	—	147,345	79,037	3.57	144,156
David Green	6/1/2012	88,737	—	316,791	169,929	3.57	309,934
Susan M. Luscinski	6/1/2012	41,273	$—	$147,345	79,037	$3.57	$144,156

(1)	The RSU’s vest in four equal annual installments on January 1st each year commencing on January 1, 2013. The vesting of all RSUs is subject to the executive’s continued employment.
(2)	The fair value of the RSU’s are based on the closing market price of the Company’s stock on the date of the grant multiplied by the total number of the RSU’s granted to each of the named executive officers of the Company.
(3)

The stock option awards vest in four equal annual installments on January 1st each year commencing on January 1, 2013. The vesting of all stock options is subject to the executive’s continued employment.

(4)	The fair value of the stock option awards is based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation”, excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are set forth in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below. The terms of employment agreements that we have entered into with our executives are described below under “Potential Payments Upon Termination or Change-in-Control.”

Annual Cash Incentive Bonuses

As described above under “Compensation Discussion and Analysis- Annual Cash Incentive Bonuses,” in 2012, the Compensation Committee did not award bonuses to our named executive officers since certain performance targets were not achieved.

2012 Stock Option Awards and Restricted Stock Unit Grants

In 2012, we granted stock option awards and RSU’s to the named executive officers under our 2000 Plan. The stock option awards and RSU’s vest in four equal installments starting January 1, 2013, subject to continued employment with the Company.

An RSU is a grant representing the right to receive a share of Common Stock upon vesting of the RSU and satisfaction of other conditions but for which no share of Common Stock is issued until the RSU vests and any other applicable conditions are satisfied. A holder of an RSU does not have any rights of a stockholder until the RSU vests and is converted to common stock. The fair value of RSUs are based on the closing market price of our Common Stock on the date of grant. Unvested RSUs are forfeited in the event of termination of employment or engagement with the Company.

Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned based on continued service to us and generally vest over four years, with one-fourth vesting on the first day of January, following the grant date, then pro-rata vesting annually thereafter. Vesting of these stock option awards and RSU’s are also subject to acceleration in connection with a change-in-control as described in “Potential Payments Upon Termination or Change-in-Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2012

The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock, and the number of RSU’s held by the named executive officers as of December 31, 2012.

	Option Awards					Restricted Stock Units
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Securities Underlying Restricted Stock Units
Chane Graziano	—	201,153	(1)	$3.57	6/1/2022	105,042	(4)
	26,875	80,625	(2)	$5.64	6/2/2021	40,312	(5)
	300,000	100,000	(3)	$3.18	5/21/2019	66,800	(6)
	300,000	—		$1.99	12/4/2018	—
	300,000	—		$5.57	5/1/2017	—
	300,000	—		$4.28	8/9/2016	—
	125,000	—		$2.98	5/25/2015	—
	125,000	—		$4.01	8/4/2014	—
	200,000	—		$8.79	3/25/2014	—

	1,676,875	381,778				212,154

Thomas McNaughton	—	79,037	(1)	$3.57	6/1/2022	41,273	(4)
	12,500	37,500	(2)	$5.64	6/2/2021	18,750	(5)
	150,000	50,000	(3)	$3.18	5/21/2019	33,400	(6)
	100,000	—		$2.82	11/14/2018	—

	262,500	166,537				93,423

David Green	—	169,929	(1)	$3.57	6/1/2022	88,737	(4)
	26,875	80,625	(2)	$5.64	6/2/2021	40,312	(5)
	300,000	100,000	(3)	$3.18	5/21/2019	66,800	(6)
	200,000	—		$1.99	12/4/2018	—
	200,000	—		$5.57	5/1/2017	—
	200,000	—		$4.28	8/9/2016	—
	125,000	—		$2.98	5/25/2015	—
	200,000	—		$7.99	3/25/2014	—

	1,251,875	350,554				195,849

Susan M. Luscinski	—	79,037	(1)	$3.57	6/1/2022	41,273	(4)
	9,375	28,125	(2)	$5.64	6/2/2021	14,062	(5)
	150,000	50,000	(3)	$3.18	5/21/2019	33,400	(6)
	100,000	—		$1.99	12/4/2018	—
	100,000	—		$5.57	5/1/2017	—
	100,000	—		$4.28	8/9/2016	—
	50,000	—		$2.98	5/25/2015	—
	100,000	—		$7.99	3/25/2014	—

	609,375	157,162				88,735

(1)	The option was granted on June 1, 2012 and, assuming continued employment with the Company, the unvested shares become exercisable in equal installments on January 1 of each of 2013, 2014, 2015 and 2016.

(2)	The option was granted on June 2, 2011 and, assuming continued employment with the Company, the unvested shares become exercisable in equal installments on January 1 of each of 2013, 2014 and 2015.
(3)	The option was granted on May 21, 2009 and, assuming continued employment with the Company, the unvested shares become exercisable on January 1, 2013.
(4)	On June 1, 2012, the Company granted RSU’s to the named executive officers under the Company’s Second Amended and Restated 2000 Stock Option and Incentive Plan. Assuming continued employment with the Company, these RSU’s vest in equal installments on January 1 of each of 2013, 2014, 2015 and 2016.
(5)	On June 2, 2011, the Company granted RSU’s to the named executive officers under the Company’s Second Amended and Restated 2000 Stock Option and Incentive Plan. Assuming continued employment with the Company, these RSU’s vest in equal installments on January 1 of each of 2013, 2014 and 2015.
(6)	On June 4, 2010, the Company granted RSU’s to the named executive officers under the Company’s Second Amended and Restated 2000 Stock Option and Incentive Plan. Assuming continued employment with the Company, these RSU’s vest in equal installments on January 1 of each of 2013 and 2014.

OPTION EXERCISES AND RESTRICTED STOCK UNITS VESTED 2012

The following table sets forth the stock option exercises and RSU’s vested in 2012 for our named executive officers as well as the value realized upon such exercise or vesting. The value realized is before payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Restricted Stock Units
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Chane Graziano	200,000	$62,000	46,838	$181,263
Thomas McNaughton	—	—	22,950	88,817
David Green	200,000	181,221	46,838	181,263
Susan M. Luscinski	100,000	$63,000	21,388	$82,772

(1)	Value realized on exercise (V) is calculated as the market value (M) at the time of the exercise less the exercise price (E) multiplied by the shares (S) acquired upon exercise ie V=(M-E)*S.
(2)	Value realized on vesting is as follows: $3.87 (the market value at the time of vesting), multiplied by shares acquired upon vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In December 2008, we entered into amended and restated employment agreements with each of Messrs. Graziano and Green and Ms. Luscinski primarily to comply with the rules concerning deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended. In November 2008, we entered into an employment agreement with Mr. McNaughton.

The amended and restated agreements with Messrs. Graziano and Green provide for an initial term of two years; however, the agreements automatically extend for two additional years on each second anniversary date unless either party has given notice, not less than 90 days prior to such date, that it does not wish to extend the agreement. The initial terms of these agreements were automatically extended for additional two year periods in December 2012. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain other benefits to the executive officer. Under their respective amended and restated employment agreements, the salary amounts are subject to review annually by the Compensation Committee. The agreements require these executives to refrain from competing with us and from soliciting our employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for the executive (1) upon a change-in-control followed within 18 months by termination of the executive’s employment by us without cause or by the executive for good reason or (2) if the executive’s employment with the Company is terminated because of death or disability, by the executive for good reason or by us without cause.

The events constituting cause, good reason and a change-in-control are specified in each agreement. In general, in the case of a termination by the executive for good reason, or by us without cause, the executive will receive: (1) a cash severance payment, payable in a lump sum within 30 days of termination, equal to two times the sum of (A) his average annual base salary for the three preceding fiscal years or, if higher, his base salary for the prior fiscal year and (B) his average annual incentive cash compensation for the three preceding fiscal years or, if higher, his annual incentive cash compensation for the prior fiscal year, (2) health insurance coverage for one year and (3) an acceleration of vesting for stock options and stock-based awards which otherwise would vest during the next 24 months. In the event that such a termination occurs within 18 months following a change-in-control of the Company, then, in lieu of the cash severance payment described in the foregoing sentence, the executive will receive a cash severance payment, in a lump sum upon termination, equal to three times the sum of (A) his current annual base salary and (B) his annual incentive cash compensation for the most recent fiscal year. Additionally, the vesting for all outstanding stock options and other stock-based awards will fully accelerate and the executive will receive health insurance coverage for one year. The executive’s receipt of payment and benefits in connection with such a termination by the executive for good reason or by us without cause is subject to the executive signing a general release of claims, as provided in the agreement.

In the case of termination by reason of the executive’s death or disability, the executive or, in the event of his death, his spouse and dependents will receive health insurance coverage for one year, and the vesting for all of executive’s outstanding stock options will fully accelerate. Each employment agreement also provides that if any payment under the agreement, including compensation triggered by a change-in-control, constitutes a “parachute payment” under the Internal Revenue Code, such that an excise tax is imposed, the executive is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put the executive in the same after-tax position as if no excise tax had been imposed.

The amended and restated agreement with Ms. Luscinski and the agreement with Mr. McNaughton each provide for an initial term of one year; however these agreements automatically extend for an additional year on each anniversary date unless either party has given notice, not less than 90 days prior to such date, that such party does not wish to extend the agreement. The initial terms of these agreements were automatically extended in December 2012 for an additional one year period for Ms. Luscinski and Mr. McNaughton. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain other benefits to the executive. Under their respective employment agreements, the salary amounts are subject to review annually by the Compensation Committee. The agreements require the executive officers to refrain from competing with us and from soliciting our employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for the executive (1) upon a change-in-control followed within 18 months by termination of the executive’s employment by us without cause or by the executive for good reason or (2) if the executive’s employment with us is terminated because of death or disability, by the executive for good reason or by us without cause. The events constituting cause, good reason and a change-in-control are specified in each agreement. The payments and benefits under the agreement with Ms. Luscinski and Mr. McNaughton, in each of these circumstances (including the gross-up payment), are the same as those provided for Messrs. Graziano and Green in each of their employment agreements, except that (1) the cash severance payments to be made upon a termination by the executive for good reason, or by the Company without cause, whether before or after a change-in-control, is one times the relevant sum (as opposed to two and three times) and (2) the accelerated vesting for stock options and stock-based awards upon a termination by the executive for good reason, or by us without cause, is 12 months (as opposed to 24 months).

The amended and restated employment agreements with Messrs. Graziano and Green and Ms. Luscinski and the employment agreement with Mr. McNaughton require a six month and one day delay to the payment of any severance to the executives under the agreements to the extent required by Section 409A of the Internal Revenue Code, as amended, to avoid the imposition of a 20% excise tax on any such payment.

Under our Third Amended and Restated 2000 Stock Option and Incentive Plan, the stock options that we awarded to Messrs. Graziano, Green and McNaughton and Ms. Luscinski after August 9, 2006 include a term providing for the full acceleration of the unvested portion of such options upon a change-in-control of the Company. The events constituting a change-in-control are specified in the stock option agreements.

The following tables reflect the estimated amount of payments and benefits that would have been provided by us to each of the named executive officers upon the termination of such executive’s employment with us as of December 31, 2012 in each of the following circumstances: termination by us without cause, termination by the executive for good reason, termination upon death, termination by us upon disability and termination by us without cause or by the executive for good reason following a change-in-control. The tables also reflect the estimated amount of payments and benefits that would have been provided by us to each of the named executive officers upon a change-in-control of the Company occurring as of December 31, 2012. The types of events constituting cause, good reason, disability and a change-in-control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the tables below have grouped these arrangements together based on these concepts without regard for any such differences.

The amounts described in the tables above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change-in-control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued salary, bonus and vacation pay;

•	Distribution of plan balances under our 401(k) plan;

•	Life insurance proceeds in the event of death; and

•	Disability insurance payouts in the event of disability.

Chane Graziano

The following table shows the estimated payments upon termination or a change-in-control of the Company for Chane Graziano, our Chairman and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$1,388,000	$—	$—	$1,806,000	$—
Vesting of Stock Options (2)	201,467	282,934	282,934	282,934	282,934
Vesting of Restricted Stock Units (3)	640,338	929,235	929,235	929,235	929,235
Health Care Benefits (4)	8,349	4,177	8,349	8,349	—
Tax Gross-up	—	—	—	—	—

Total	$2,238,154	$1,216,346	$1,220,518	$3,026,518	$1,212,169

(1)	This column assumes a change-in-control occurs on December 31, 2012 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(3)	Based on the unvested RSU’s that accelerate upon the relevant event multiplied by the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(4)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under our health and dental plans, based on the premiums in effect as of December 31, 2012.

Thomas McNaughton

The following table shows the estimated payments upon termination or a change-in-control of the Company for Thomas McNaughton, our Chief Financial Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$361,000	$—	$—	$309,000	$—
Vesting of Stock Options (2)	76,005	124,020	124,020	124,020	124,020
Vesting of Restricted Stock Units (3)	145,714	409,193	409,193	409,193	409,193
Health Care Benefits (4)	12,693	12,693	12,693	12,693	—
Tax Gross-up	—	—	—	—	—

Total	$595,412	$545,906	$545,906	$854,906	$533,213

(1)	This column assumes a change-in-control occurs on December 31, 2012 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(3)	Based on the unvested RSU’s that accelerate upon the relevant event multiplied by the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(4)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under our health and dental plans, based on the premiums in effect as of December 31, 2012.

David Green

The following table shows the estimated payments upon termination or a change-in-control of the Company for David Green, our President.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$1,213,400	$—	$—	$1,514,100	$—
Vesting of Stock Options (2)	188,822	257,642	257,642	257,642	257,642
Vesting of Restricted Stock Units (3)	604,633	857,819	857,819	857,819	857,819
Health Care Benefits (4)	12,693	12,693	12,693	12,693	—
Tax Gross-up	—	—	—	—	—

Total	$2,019,548	$1,128,154	$1,128,154	$2,642,254	$1,115,461

(1)	This column assumes a change-in-control occurs on December 31, 2012 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(3)	Based on the unvested RSU’s that accelerate upon the relevant event multiplied by the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(4)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under our health and dental plans, based on the premiums in effect as of December 31, 2012.

Susan M. Luscinski

The following table shows the estimated payments upon termination or a change-in-control of the Company for Susan M. Luscinski, our Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$344,333	$—	$—	$318,750	$—
Vesting of Stock Options (2)	76,005	124,020	124,020	124,020	124,020
Vesting of Restricted Stock Units (3)	138,872	388,659	388,659	388,659	388,659
Health Care Benefits (4)	4,177	—	4,177	4,177	—
Tax Gross-up	—	—	—	—	—

Total	$563,387	$512,679	$516,856	$835,606	$512,679

(1)	This column assumes a change-in-control occurs on December 31, 2012 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(3)	Based on the unvested RSU’s that accelerate upon the relevant event multiplied by the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2012, which was $4.38.
(4)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under our health and dental plans, based on the premiums in effect as of December 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our outstanding Common Stock as of April 1, 2013 by: (i) all persons known by us to own beneficially more than 5% of our Common Stock; (ii) each of our Directors and nominees for Director; (iii) each of the named executive officers; and (iv) all of our Directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 1, 2013 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 1, 2013, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)
Chane Graziano	4,360,904	13.7	%(3)

David Green	2,911,339	9.3	%(4)

Central Square Management LLC	2,003,820	6.7	%(5)
Kelly Cardwell
1813 N. Mill Street Suite F
Naperville, IL 60563

FMR Corp	1,955,947	6.5	%(6)
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc	1,694,000	5.6	%(7)
40 East 52nd Street
New York, NY 10022

F&C Asset Management plc	1,567,228	5.2	%(8)
80 George Street
Edinburgh EH2 3BU
United Kingdom

Susan M. Luscinski	1,057,661	3.4	%(9)
Thomas McNaughton	411,688	1.4	%(10)
Earl R. Lewis	188,300	*	(11)
John F. Kennedy	105,400	*	(12)
Robert Dishman	90,400	*	(13)
Neal J. Harte	95,900	*	(14)
George Uveges	85,400	*	(15)
All Executive Officers and Directors, as a group (9 persons)	9,306,992	26.8	%(16)

*	Represents less than 1% of all of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for all persons shown is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.
(2)	Based on 30,029,083 shares outstanding on April 1, 2013, together with the applicable options for each stockholder.
(3)	Includes options to acquire 1,854,039 shares that are exercisable within 60 days of April 1, 2013.
(4)	Includes options to acquire 1,421,232 shares that are exercisable within 60 days of April 1, 2013.
(5)	This information is based solely upon a Schedule 13G/A filed by Central Square Management LLC and Kelly Cardwell with the Securities and Exchange Commission on February 14, 2013 reporting beneficial ownership as of December 31, 2012. Central Square Management LLC (“CSM LLC”) reported that the shares are beneficially owned by certain private investment funds (the “Funds”), for which CSM LLC serves as investment manager and for which affiliates of CSM LLC serve as the general partner, and held in a managed account (the “Account”) for which CSM LLC acts as investment manager. Mr. Cardwell serves as the managing member of CSM LLC, as well as the managing member of each of the general partners of the Funds. Each of CSM LLC and Mr. Cardwell have disclaimed beneficial ownership of such shares except to the extent of its or his pecuniary interest therein.
(6)	This information is based solely upon a Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson 3d with the Securities and Exchange Commission on February 14, 2013 reporting beneficial ownership as of December 31, 2012. FMR LLC reported sole voting power with respect to 1,955,947 shares. Edward C. Johnson 3d reported beneficial ownership of the shares beneficially owned by FMR LLC as a result of his relationship as Chairman and a stockholder of FMR LLC.
(7)	This information is based solely upon a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 8, 2013 reporting beneficial ownership as of December 31, 2012.
(8)	This information is based solely upon a Schedule 13G/A filed by F&C Asset Management plc. with the Securities and Exchange Commission on January 29, 2013 reporting beneficial ownership as of December 31, 2012. F&C Asset Management plc reported having sole voting and investment power of all shares.
(9)	Includes options to acquire 688,509 shares that are exercisable within 60 days of April 1, 2013.
(10)	Includes options to acquire 344,759 shares that are exercisable within 60 days of April 1, 2013.
(11)	Includes options to acquire 90,800 shares that are exercisable within 60 days of April 1, 2013.
(12)	Includes options to acquire 100,400 shares that are exercisable within 60 days of April 1, 2013.
(13)	Includes options to acquire 90,400 shares that are exercisable within 60 days of April 1, 2013.
(14)	Includes options to acquire 92,900 shares that are exercisable within 60 days of April 1, 2013.
(15)	Includes options to acquire 75,400 shares that are exercisable within 60 days of April 1, 2013.
(16)	Includes options to acquire 4,758,439 shares that are exercisable within 60 days of April 1, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2012 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	8,755,702	$3.92	2,002,553	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	8,755,702	$3.92	2,002,553

(1)	Consists of the Harvard Apparatus, Inc. 1996 Stock Option and Grant Plan; the Third Amended and Restated 2000 Stock Option and Incentive Plan (“2000 Plan”); and the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”).
(2)	Represents 1,972,956 shares available for future issuance under the 2000 Plan and 29,597 shares available for future issuance under the Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee charter sets forth the standards, policies and procedures that we follow for the review, approval or ratification of any related person transaction that we are required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Under the Audit Committee charter, which is in writing, the Audit Committee must conduct an appropriate review of these related person transactions on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee. We do not have any formal policies and procedures regarding the identification by management of related person transactions.

During the 2012 fiscal year, we were not a participant in any related person transactions that required disclosure under this heading.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, Directors and beneficial owners of more than 10% of our Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of the reports furnished to us, and written representations from certain reporting persons that no other reports were required, we believe that during the year ended December 31, 2012, the reporting persons complied on a timely basis with all Section 16(a) filing requirements applicable to them.

EXPENSES OF SOLICITATION

We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our Directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2014 annual meeting of stockholders must be received by us on or before December 13, 2013 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

Our By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in our proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Secretary at our principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the date of such meeting and not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to our Chief Financial Officer at 84 October Hill Road, Holliston, Massachusetts 01746, who will forward all recommendations to the Governance Committee. All securityholder recommendations for Director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to securityholders in connection with the previous year’s annual meeting. All securityholder recommendations for Director candidates must include:

•	the name and address of record of the securityholder,

•

a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•

the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the securityholder and the proposed Director candidate,

•

the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. Our Secretary or his designee will make a copy of any stockholder communication so received and promptly forward it to the Director or Directors to whom it is addressed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by KPMG LLP, our independent registered public accounting firm, in each of the last two fiscal years, in each of the following categories is as set forth in the table below.

	2012	2011
Audit Fees (1)	$1,105,710	$890,300
Tax Fees (2)	106,050	123,094
All Other Fees	—	472

Total Fees	$1,211,760	$1,013,866

(1)	Audit Fees included fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, statutory audits for certain international subsidiaries and audit, interim reviews and services rendered in connection with filing of the Registration Statement on Form S-1 for our Harvard Apparatus Regenerative Technology subsidiary.
(2)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the year ended December 31, 2012 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee has delegated this pre-approval authority to its Chairman (currently George Uveges) for non-audit services with aggregate fees of $30,000 or less. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. KPMG LLP has served as our independent registered public accounting firm since 2000. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the Board is submitting the appointment of KPMG LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment of KPMG LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors is requesting that our stockholders vote in favor of amending the Company’s Employee Stock Purchase Plan (“ESPP”) to add an additional 250,000 shares under the ESPP to increase the number of authorized shares available for issuance. The primary purpose of the ESPP is to provide employees with the opportunity to acquire an ownership stake in the Company through participation in a payroll deduction-based employee stock purchase plan. The Company believes that by increasing the total number of authorized shares for issuance under the ESPP, it can retain the best employees with a market-competitive benefit. The following summary of the ESPP is qualified in its entirety by reference to the actual text of the ESPP, set forth on Exhibit A.

We are seeking approval for the following amendment for the ESPP for an addition of 250,000 shares to fund the ESSP for an additional four years:

Total Shares Authorized to Date Under ESPP	500,000
Shares Issued Through December 31, 2012 Under ESPP	470,403
Estimated Shares Available Under the ESPP	29,597
Additional Shares Requested Under this Amendment	250,000
Estimated Total Shares Available for Issuance from 2013	279,597
Total Authorization of ESPP Shares from 2013	750,000

Background on ESPP

The ESPP was adopted by the Board of Directors on October 26, 2000 and was last approved by the Company’s stockholders on November 2000. As of December 31, 2012, approximately 300 employees were eligible to participate in the ESPP.

Under the ESPP, participating employees can authorize the Company to withhold a portion of their base pay during consecutive six-month payment periods for the purchase of shares of the Company’s Common Stock. At the conclusion of the period, participating employees can purchase shares of the Company’s Common Stock at 85% of the lower of the fair market value of the Company’s Common Stock at the beginning or end of the period. Shares are issued under the plan for the six-month periods ending June 30 and December 31.

Employees purchased 60,028 shares in 2012 for $0.2 million under the ESPP.

Key Terms

Enrollment and Participation

The first offering under the ESPP commenced on January 1, 2001 and ended on June 30, 2001. Subsequent offerings commenced on each January 1 and July 1 thereafter and will have a duration of six months. Generally, all employees who are customarily employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the ESPP. Any employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of the Company’s stock may not participate in the ESPP.

During each offering, an employee may purchase shares under the ESPP by authorizing payroll deductions of up to 10% of his cash compensation during the offering period. Unless the employee has previously withdrawn from the offering, his accumulated payroll deductions will be used to purchase shares of the Company’s Common Stock on the last business day of the period at a price equal to 85% of the fair market value of the Company’s Common Stock on the first or last day of the offering period, whichever is lower. Under applicable tax rules, an employee may purchase no more than $25,000 worth of the Company’s Common Stock in any calendar year under the ESPP.

Transferability

The rights under the ESPP are not transferable by participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

Withdrawal

An employee may withdraw from participation in the ESPP by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the ESPP. Partial withdrawals are not permitted.

Administration

The ESPP is administered by the Company’s Compensation Committee.

Amendment and Termination of the Plan

The Board of Directors may at any time, and from time to time, amend the ESPP in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the ESPP or making any other change that would require stockholder approval in order for the ESPP to qualify as a “employee stock purchase plan” under Section 423(b) of the Internal Revenue Code of 1986.

The Board of Directors may also terminate the ESPP at any time.

U.S. Federal Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. This summary assumes that the exercise of a purchase right under the ESPP constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423(b) of the Internal Revenue Code of 1986.

Purchase Rights. Generally, there are no tax consequences to an employee of either becoming a participant in the ESPP or purchasing shares under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years of the offering date, or within one year after the transfer of the purchased shares to the ESPP participant (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the gain on the sale, i.e. the excess of the amount received on the shares over the purchase price. ESPP stock issued at a discount is also taxed as ordinary income on the disposition of the stock.

If the participant disposes of shares more than two years after the granting of the option or more than one year after the transfer of the purchased shares to the participant, or the participant dies while holding shares (whether or not within such periods) the participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price, or (2) the excess of the fair market value of the shares on the offering date over the purchase price. For this purpose, if the purchase price cannot be determined at the date of the option grant, then the purchase price is determined as though the option were exercised when granted. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss.

If the participant disposes of the shares in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result, subject to the Section 162(m) Deduction Limit discussed below. In all other cases, no deduction is allowed the Company.

Section 162(m) Deduction Limit. Under Section 162(m) of the Internal Revenue Code of 1986, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation, each a Covered Employee, is limited to no more than $1 million per taxable year, or the Deduction Limit, for fiscal years beginning on or after January 1, 1994. Income to a Covered Employee resulting from the disqualifying disposition of shares acquired upon exercise of purchase rights under the ESPP is subject to the Deduction Limit

New Plan Benefits

No purchases have been made with respect to the additional shares to be reserved for issuance under the ESPP. The number of shares that may be purchased by our executive officers, non-employee directors and non-executive officers under the ESPP is not determinable at this time. The following table provides information with respect to the number of shares purchased under the ESPP for the fiscal year ended December 31, 2012 by our executive officers, non-executive officer directors and employees.

Name and Position	Value	Number of shares purchased
Chane Graziano-Chairman and Chief Executive Officer	$—	—
David Green- President	—	—
Thomas McNaughton-Chief Financial Officer	—	—
Susan M. Luscinski-Chief Operating Officer	8,479	2,029
All executive officers as a group	8,479	2,029
All non-executive officer directors	—	—
Employees as a group (excluding executive officers)	243,692	57,999

Totals	$252,171	60,028

Reference is hereby made to the “Equity Compensation Plan Information” table in this Proxy Statement which is incorporated by reference into this Proposal 3 and provides certain details on our current plans.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Background

The Securities and Exchange Commission adopted final rules on January 26, 2011 to implement Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Final Rules”) requiring public companies to provide shareholders with periodic advisory votes on executive compensation (“Say-on-Pay Proposal”).

In accordance with the Final Rules, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with our 2011 annual meeting of stockholders. The Board recommended, and our stockholders agreed, that the advisory vote on executive compensation be held on an annual basis. Upon review of the stockholder voting results concerning that proposal, our Board of Directors and Compensation Committee determined that we will hold an annual advisory vote on executive compensation. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our shareholders to approve our named executive officer compensation, as set forth below. We and the Board of Directors welcome our shareholders’ views on this subject, and will carefully consider the outcome of this vote consistent with the best interests of all shareholders. As an advisory vote, however, the outcome is not binding on us or the Board of Directors.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain high performing and experienced executives; motivate and reward executives whose knowledge, skills and performance are critical to our success; align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases; foster a shared commitment among executives by coordinating their goals; and motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives. The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the Fiscal 2012 compensation of our named executive officers. Specifically, we are seeking a vote on the following resolution:

RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION ABOVE TO APPROVE EXECUTIVE COMPENSATION.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of Common Stock in street name may receive a notice from their broker or bank stating that only one notice of internet availability of proxy materials, annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371 or by telephone at 508-893-8066 or by e-mail at IR@harvardbioscience.com. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2012. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO HARVARD BIOSCIENCE, INC., 84 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746-1371. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

Exhibit A

HARVARD BIOSCIENCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Harvard Bioscience, Inc. Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Harvard Bioscience, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). Seven Hundred Fifty Thousand (750,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. ADMINISTRATION. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on January 1, 2001 and will end on June 30, 2001 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. ELIGIBILITY. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4. PARTICIPATION. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible.

Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. EMPLOYEE CONTRIBUTIONS. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. DEDUCTION CHANGES. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. WITHDRAWAL. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. GRANT OF OPTIONS. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock, which number shall not exceed the number of whole shares which is less than or equal to $12,500 divided by the closing price per share of Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

9. EXERCISE OF OPTION AND PURCHASE OF SHARES. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. DEFINITIONS.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; PROVIDED, HOWEVER, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq National System or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its Common Stock.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. RIGHTS ON TERMINATION OF EMPLOYMENT. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

13. SPECIAL RULES. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. TERMINATION OF THE PLAN. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. GOVERNMENTAL REGULATIONS. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized by unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. TAX WITHHOLDING. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on the first day of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

HARVARD BIOSCIENCE, INC. 84 OCTOBER HILL ROAD HOLLISTON, MA 01746-1371

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Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees

01	Robert Dishman 02 Neal J. Harte

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:						For	Against	Abstain

2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.					☐	☐	☐

3	Amend the Harvard Bioscience, Inc. Employee Stock Purchase Plan to increase the number of authorized shares available for issuance by 250,000 shares of common stock.					☐	☐	☐

4	Approval, by a non-binding advisory vote, of the compensation of our named executive officers.					☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

HARVARD BIOSCIENCE, INC. Annual Meeting of Shareholders May 23, 2013 11:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Chane Graziano, David Green and Thomas McNaughton, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HARVARD BIOSCIENCE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 11:00 AM, EDT on May 23, 2013, at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side